Amended Schedule A to the Declaration of Trust as of December 16, 2015. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange Commission on February 17, 2016 (Accession Number 0001193125-16-
466901).

Amended Schedule A to the Declaration of Trust as of February 11, 2016. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange Commission on February 17, 2016 (Accession Number 0001193125-16-
466901).

Amended Schedule A to the Declaration of Trust as of March 24, 2016. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange Commission on March 30,
2016 (Accession Number 0001193125-16-523855).

Amended Schedule A to the Declaration of Trust as of April 25, 2016. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange Commission on May 9,
2016 (Accession Number 0001193125-16-583868).